SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) October 1, 2003
                                                         ---------------

                         HEALTH SYSTEMS SOLUTIONS, INC.
                         ------------------------------
             (Exact name of registrant as specified in its charter)



            Nevada                      0-24681                  82-1513245
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(State or other jurisdiction    (Commission File Number)       (IRS Employer
      or incorporation)                                     Identification No.)




405 North Reo Street, Suite 300 Tampa, Florida                     33609
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(Address)                                                        (Zip Code)

Registrant's telephone number, including area code (813) 282-3303
                                                   --------------


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE

         Effective October 1, 2003, Kimberly Richards and Health Systems Solutions, Inc. (the "Company") mutually agreed to terminate her employment as principal financial officer, secretary and assistant treasurer of the Company. Effective October 1, 2003, Ms. Susan Baxter Gibson has replaced Ms. Richards as principal financial officer, secretary and assistant treasurer of the Company. Ms. Richards has agreed to remain with the Company on an interim basis as a consultant to aid in the transition.

         Susan Baxter Gibson comes to the Company from Advanced Home Care, a home health, infusion and durable medical provider where she was a Branch Manager since January, 2001. From February 1999 to January 2001, she was a financial consultant with Barnhart Healthcare Consulting, PLC. From February 1998 to January 1999, Ms. Gibson was Chief Financial Officer of Baptist Hospital Home Care, a subsidiary of the Wake Forest University Medical Center. While she was there she also served as Interim Agency Director. From June 1992 to February 1998 Mrs. Gibson was the Chief Financial Officer/Vice President Finance at the Visiting Nurse Association of the Treasure Coast. Susan's experience includes budgeting, creating internal policies and procedures, home health care financial management and strategic planning. Prior to serving at the Visiting Nurse Association of the Treasure Coast, she was with Greenwich International and Edwards & Curtis, certified public accountants. Mrs. Gibson holds a Bachelors of Business Administration in Accounting (1992) and a Masters of Business Administration degree from the University of Central Florida (1997). She is a CPA (North Carolina).





                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Health Systems Solutions, Inc.


                                               By:  /s/B.M. Milvain
                                                  ------------------------------
                                                     B.M. Milvain, President


Dated: October 1, 2003












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